 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 12, 2007

THE SINGING MACHINE COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24968	95-3795478
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6601 Lyons Road, Bldg. A-7, Coconut Creek, Fl 33073
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (954) 596-1000

Copies to:
Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

At the 2007 Annual Meeting of Shareholders (the “Annual Meeting”) of The Singing Machine Company, Inc. (the “Company”) which was held on Friday, January 12, 2007, the Company’s shareholders elected Carol Lau, Yat Tung Lau and Peter Hon as new directors of the Company. In addition, on January 12, 2007 the Board of Directors appointed Carol Lau to serve as the new Chairwoman of the Board as the Company’s former Chairman, Jay Bauer, resigned as Chairman but will remain as a director of the Company. The Board of Directors nominated Mrs. Lau and Messrs. Lau and Hon for a shareholder vote at the request of Starlight International Holdings Ltd., parent company of koncepts International Ltd. and majority owner of the Company (collectively, “Starlight”), pursuant to the board representation rights the Company granted to Starlight under the Securities Purchase Agreement dated as of February 21, 2006. On January 12, 2007, the Board of Directors appointed Mrs. Lau as Chairwoman of the Compensation Committee and Mr. Lau was appointed as a member of the Nominations Committee. Mr. Hon presently does not serve on any committee of the Board of Directors. Mr. Hon may be appointed to serve as a member of a committee although there are no current plans to appoint him to a committee as of the date hereof. Mr. Lau is nephew of Mrs. Lau. Mr. Hon does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer.

Carol Lau joined the Starlight Group in 1987 and was appointed to the position of President of Starlight Randix Corporation, a wholly owned subsidiary of the Starlight group in 1993. In 2001, she became the Chief Financial Officer of Cosmo Communications Corporation. Prior to joining the Starlight group, from 1978 to 1987 Ms Lau held positions in auditing and financial management with the Australian Government. Ms. Lau was a CPA in Australia and is a licensed CPA in Massachusetts. She holds a Bachelor of Business degree from the Curtin University in Australia and a Graduate Diploma in Computer Science from the Canberra University in Australia.

Yat Tung Lau joined the Starlight group in 2003 as assistant to the Chairman of the Board of the Starlight group and is now head of corporate relations. He is also responsible for local sales in China and heads the computer information system department for the group. From 2002 to 2003, he held a marketing executive position in Storage Technology Corporation. Mr. Lau holds a Bachelor of Art degree in business marketing from Indiana University.

Peter Hon has been a non-executive of the Starlight group since 1998. Mr. Hon passed the College of Law qualifying examination in 1969 in the United Kingdom and began practicing law in Hong Kong in that year after being admitted to the High Court of Hong Kong. He is the principal of Hon and Co, a law firm in Hong Kong in the past 37 years.

In addition, effective January 12, 2007, Marc Goldberg will no longer serve as a member of the Board of Directors, and as Chairman of Executive Compensation/Stock Option Committee of the Board, as he chose not to run for re-election at the Annual Meeting. There was no disagreement or dispute between Mr. Goldberg and the Company which led to his departure from the board.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SINGING MACHINE COMPANY, INC.

Date: January 18, 2007	By:	/s/ Danny Zheng
Danny Zheng
Interim Chief Executive Officer